TIDAL TRUST III 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 176 and Amendment No. 179, to the Registration Statement on Form N-1A of Defiance Bitcoin vs Ether ETF, Defiance Ether vs Bitcoin ETF, Defiance Bitcoin vs Gold ETF and Defiance Gold vs Bitcoin ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 16, 2026